Exhibit 99.1

Chimerix to Present at Morgan Stanley and Stifel Healthcare Conferences in September

DURHAM, NC, September 6, 2013 – Chimerix, Inc. (NASDAQ: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, announced today presentations at the following upcoming investor conferences in September:

•	Morgan Stanley Global Healthcare Conference

Kenneth I. Moch, President and CEO of Chimerix, will present on Monday, September 9, 2013 at 1:15 p.m. EDT at the Grand Hyatt New York in New York City.

•	Stifel Healthcare Conference 2013

Kenneth I. Moch, President and CEO of Chimerix, will present on Wednesday, September 11, 2013 at 8:00 a.m. EDT at the Four Seasons Hotel in Boston.

A live audio webcast of each presentation will be available on the Investor Relations section of Chimerix's website at http://ir.chimerix.com/events.cfm, where it will be archived for 30 days.

About Chimerix

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Chimerix, a biopharmaceutical company based in Durham, NC, is committed to the discovery, development and commercialization of novel, oral antiviral therapeutics designed to transform patient care in areas of high unmet medical need. Chimerix's proprietary lipid technology has given rise to two clinical-stage nucleotide analog lipid-conjugates, CMX001 and CMX157, which have demonstrated the potential for enhanced activity and safety in convenient, orally administered dosing regimens. CMX001 has shown broad-spectrum activity against double-stranded DNA viruses, including herpesviruses, adenoviruses and polyomaviruses. Chimerix's second product candidate, CMX157, an oral nucleotide analog for the treatment of HIV infection, was licensed to Merck in July 2012.

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CONTACT:

Joseph T. Schepers

Executive Director, Investor Relations

919-287-4125

jschepers@chimerix.com

MEDIA CONTACT:

Tony Plohoros

908-940-0135

tplohoros@6degreespr.com